UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 7, 2026
Date of Report (date of earliest event reported)
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Installed Building Products, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36307 (Commission File Number)	45-3707650 (I.R.S. Employer Identification Number)
495 South High Street, Suite 50, Columbus, OH 43215
(Address of principal executive offices and zip code)
614-221-3399
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IBP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01    Regulation FD Disclosure

On January 7, 2026, Installed Building Products, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering of $500.0 million aggregate principal amount of 5.625% senior notes due 2034 (the “2034 Notes”), in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The offering is expected to close on or about January 21, 2026, subject to customary closing conditions. The Company intends to use the net proceeds from the offering to: (i) fund the redemption in full of its outstanding 5.75% Senior Notes due February 1, 2028 (the “2028 Notes”); (ii) pay fees and expenses related to (a) the redemption of the 2028 Notes, (b) the entry into the amended and extended asset-based lending credit agreement, expected to be entered into simultaneously with the issuance of the 2034 Notes among the Company, the guarantors from time to time party thereto and the lenders from time to time party thereto and (c) the issuance of the 2034 Notes and the use of the net proceeds from such issuance; and (iii) for general corporate purposes. The redemption of the 2028 Notes is subject to, and conditioned upon, completion of the issuance of the 2034 Notes and receipt of sufficient net proceeds from such issuance. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The 2034 Notes and the related guarantees will not be registered under the Securities Act and the 2034 Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the 2034 Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. In addition, nothing contained in this Current Report on Form 8-K shall constitute a notice of redemption to the holders of the 2028 Notes or an offer to redeem or repurchase any of the 2028 Notes. Any such notice will only be made in accordance with the provisions of the indenture governing the 2028 Notes.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release announcing the pricing of the 2034 Notes offering, dated January 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of January, 2026.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Chief Financial Officer